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                                                                    Exhibit 10.1


                            IDEXX LABORATORIES, INC.

                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (the "Agreement"), made this 23d day of September, 1998, is entered into by IDEXX Laboratories, Inc., a Delaware corporation with a place of business at One IDEXX Drive, Westbrook, Maine 04092 ("IDEXX"), and Roland Johnson, residing at 2433 Tweedmore Ct., High Point, NC 27265 (the "Employee").

         IDEXX desires to employ the Employee, and the Employee desires to be employed by IDEXX. In consideration of the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties agree as follows:

         1. Term of Employment. IDEXX hereby agrees to employ the Employee, and the Employee hereby accepts employment with IDEXX, upon the terms set forth in this Agreement, for the period commencing on the date of the closing of the sale of all of the capital stock of Blue Ridge Pharmaceuticals, Inc. to IDEXX (the "Commencement Date") and ending on December 31, 2003 (such period, as it may be extended, the "Employment Period"), unless sooner terminated in accordance with the provisions of Section 4. For purposes of this Agreement, the employment of the Employee by a subsidiary of IDEXX shall be deemed to constitute employment by IDEXX. This Agreement will terminate and be of no further force or effect if the Commencement Date shall not have occurred on or before October 5, 1998.

         2. Title; Capacity. The Employee shall serve as President of Blue Ridge Pharmaceuticals, Inc. and Vice President of IDEXX. The Employee shall be assigned to work in IDEXX's Greensboro, North Carolina facility. The Employee shall be subject to the supervision of, and shall have such authority consistent with the position held by the Employee as is delegated to him by, the Board of Directors of IDEXX (the "Board") or such officer of IDEXX as may be designated by the Board.

         The Employee hereby accepts such employment and agrees to undertake the duties and responsibilities inherent in such position. The Employee agrees to devote his entire business time, attention and energies to the business and interests of IDEXX during the Employment Period. The Employee agrees to abide by the rules, regulations, instructions, personnel practices and policies of IDEXX which are not inconsistent with the terms of this Agreement and which are generally applicable to all employees or all employees serving in positions similar to the Employee and any changes therein which may be adopted from time to time by IDEXX and communicated to the Employee. IDEXX has provided the Employee with IDEXX's Employee

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Handbook and the Employee hereby acknowledges receipt thereof.

         3.       Compensation and Benefits.

                  3.1 Base Salary. IDEXX shall pay the Employee, in bi-weekly installments, an initial annual base salary of $207,000. Such salary shall be subject to annual review in accordance with IDEXX's customary practices and may be increased at the discretion of IDEXX. The Employee's salary may not be decreased unless the same proportionate reduction is made to the annual base salaries of all IDEXX employees holding positions at a comparable level to that of the Employee (i.e. corporate officer level), provided that no such decrease may exceed 5% of the Employee's annual base salary.

                  3.2 Eligibility for Annual Cash Bonus. The Employee shall receive an annual bonus for 1998 equal to one times the Employee's base annual salary immediately prior to the Commencement Date. For years after 1998, the Employee shall be eligible to receive an annual cash bonus based on achievement by the Employee of individual goals, the achievement by IDEXX of corporate goals and the achievement by the IDEXX Pharmaceutical Division of Division goals. Bonus eligibility will be consistent with bonus eligibility ranges established annually by IDEXX for employees at the corporate officer level.

                  3.3 Stock Options. Commencing January 1, 2001, the Employee shall be eligible to receive stock options to purchase shares of IDEXX's Common Stock pursuant to IDEXX's employee stock option plan. The grant of any such stock options to the Employee shall be at the discretion of the Compensation Committee of IDEXX's Board of Directors. Any options granted shall be on the customary terms and conditions of IDEXX's employee stock option plan and standard option agreement.

                  3.4 Fringe Benefits. The Employee shall be entitled to participate in all benefit programs that IDEXX establishes and makes available to employees of IDEXX and its subsidiaries, to the extent that the Employee's position, tenure, salary, age, health and other qualifications make him eligible to participate. The Employee shall be entitled to four weeks paid vacation per year in accordance with IDEXX vacation policy in effect from time to time, to be taken at such times as may be approved by IDEXX or its designee. The Employee shall be given credit for his service with Blue Ridge Pharmaceuticals, Inc. prior to the date hereof for the purposes of earning benefits.

                  3.5 Reimbursement of Expenses. IDEXX shall reimburse the Employee for reasonable travel, entertainment and other expenses incurred or paid by the Employee in connection with, or related to, the performance of his duties, responsibilities or services under this Agreement, in accordance with and subject to the terms of the policies of IDEXX.


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         4.       Employment Termination.

                  4.1 The employment of the Employee by IDEXX pursuant to this Agreement shall terminate upon the occurrence of any of the following:

                           (a) expiration of the Employment Period in accordance
with Section 1;

                           (b) at the election of the Employee, upon 30 days'
prior written notice to IDEXX without Good Reason, provided the Employee shall not so terminate his employment prior to the third anniversary of the Commencement Date;

                           (c) at the election of IDEXX, upon written notice to
the Employee, for Cause (as defined below);

                           (d) at the election of the Employee for Good Reason
(as defined below);

                           (e) at the election of IDEXX, upon 30 days' prior
written notice to the Employee, without Cause; or

                           (f) upon the death of the Employee.

                  4.2 "Cause" for termination shall mean (a) the Employee's willful material misconduct, embezzlement, fraud, or other criminal act involving moral turpitude, or (b) gross negligence in the performance of the Employee's duties to IDEXX, or (c) any breach by the Employee of this Agreement or any invention and non-disclosure agreement, non-competition agreement or similar agreement with IDEXX which is not cured within 15 days after receipt of written notice thereof from IDEXX.

                  4.3 "Good Reason" for termination shall be deemed to exist upon the occurrence of any of the following events without the written consent of the Employee: (i) a material reduction or diminution in the Employee's position, authority or responsibilities as in effect on the date of this Agreement, excluding an action or circumstance which is remedied by IDEXX within five business days following written notice from the Employee to IDEXX describing such action or circumstance, provided that the Employee must provide such notice not more than 30 days after he becomes aware of the circumstances which constitute the alleged reduction or diminution; (ii) a reduction in the annual base salary of the Employee unless the same proportionate reduction is made to the annual base salaries of all IDEXX employees holding positions at a comparable level to that of the Employee (provided that such reduction
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shall not in any event exceed 5% of annual base salary); or (iii) a relocation of the Employee's principal place of employment to a new location that is more than 75 miles from the current location in Greensboro, North Carolina (unless such new location is closer than the current location to the Employee's residence); or (iv) a breach by IDEXX of this Agreement that is not cured within 15 days after receipt of notice thereof from Employee.

                  4.4 Effect of termination. In the event of a termination of the Employee's employment pursuant to Section 4.1(b), 4.1(c) or 4.1(f), IDEXX shall pay the Employee compensation and benefits through the last day of the Employee's actual employment by IDEXX. In the event of a termination of the Employee's employment pursuant to Section 4.1(d) or Section 4.1(e), IDEXX shall pay the Employee his then current annual base salary for the remainder of the Employment Period and will pay the cost to the Employee to continue participation in the Company's health insurance plan pursuant to COBRA legislation for the full period permitted under COBRA. Except as provided in this Section 4.4, IDEXX shall have no liability to the Employee under this Agreement for any termination of the Employee's employment by the Employee for Good Reason or by IDEXX without Cause.

         5. Non-Compete and Proprietary Information and Developments. The Employee agrees to simultaneously enter into IDEXX's Non-Compete Agreement and Invention and Non-Disclosure Agreement, the forms of which are attached hereto as Schedule A and Schedule B, respectively.

         6.       Miscellaneous.

                  6.1 Notices. All notices required or permitted under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party at the address shown above, or at such other address or addresses as either party shall designate to the other in accordance with this Section 6.1.

                  6.2 Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

                  6.3 Entire Agreement. This Agreement and the Non-Compete Agreement and Invention and Non-Disclosure Agreement described in Section 5 hereof constitute the entire agreement between the parties and supersede all prior agreements and understandings, whether written or oral, between the Employee and Blue Ridge Pharmaceuticals, Inc. relating to the subject matter of this Agreement or such other agreements.
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                  6.4 Amendment. This Agreement may be amended or modified only by a written instrument executed by both IDEXX and the Employee.

                  6.5 Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the internal laws (and not the law of conflicts) of the State of Maine.

                  6.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any corporation with which or into which IDEXX may be merged or which may succeed to its assets or business, provided, however, that the obligations of the Employee are personal and shall not be assigned by him. IDEXX may assign its rights and obligations under this Agreement to a subsidiary of IDEXX, provided that IDEXX shall also remain liable for the discharge of such obligations.

                  6.7 Waivers. No delay or omission by IDEXX in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by IDEXX on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

                  6.8 Section Headings. The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

                  6.9 Severability. In case any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.

                                              IDEXX LABORATORIES, INC.

                                              By: /s/ David A. Shaw

                                              Title: Chief Executive Officer


                                              /s/ Roland Johnson
                                              Roland Johnson